                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      PHILIPS INTERNATIONAL REALTY CORP.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                       PHILIPS INTERNATIONAL REALTY CORP.
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

                            ------------------------

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Philips International Realty Corp. (the "Company") will be held at Republic National Bank, 452 Fifth Avenue, New York, New York on May 20, 1999 at 2:00 p.m. for the following purposes:

          1. The election of two persons to the Board of Directors of the Company, each to serve a three-year term or until their respective successors are elected and qualified.

          2. Ratification of the appointment of Ernst & Young LLP, independent accountants, as the Company's independent accountants for the ensuing year.

     The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to transact such other business as may properly come before the Annual Meeting.

     All shareholders of record as of the close of business on March 31, 1999 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum.

                                          By Order of the Board of Directors


                                                  /s/ SHEILA LEVINE
                                                  --------------------------
                                                  Sheila Levine
                                                  Secretary

April 20, 1999
New York, New York

     THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

               MAILED TO SHAREHOLDERS ON OR ABOUT APRIL 20, 1999
                       PHILIPS INTERNATIONAL REALTY CORP.
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of Philips International Realty Corp., a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, May 20, 1999, at 2:00 p.m., local time, at Republic National Bank, 452 Fifth Avenue, New York, New York, and any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Sheila Levine, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

     The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business at March 31, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 7,340,474 shares of Common Stock outstanding.

     Shareholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The New York Stock Exchange permits member organizations to give proxies, if no instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposal No.
2. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given on a properly executed and delivered proxy, the shares will be voted FOR the election of each of the two nominees for director named below and FOR Proposal No. 2. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or Proposal No. 2.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table sets forth information as of March 1, 1999 with respect to each person who is known by the Company, in reliance on Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"), to own beneficially more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.

                                                                              AMOUNT AND NATURE    PERCENT OF SHARES
NAME OF                                                                       OF BENEFICIAL         OUTSTANDING
BENEFICIAL OWNER                                                                OWNERSHIP               (%)
---------------------------------------------------------------------------   -----------------    -----------------
The Philips Group(1).......................................................       2,334,118            25.03%(1)(2)
Heitman/PRA Securities Advisors LLC(3).....................................         878,972            11.97%(2)
Amvescap PLC(4)............................................................         826,640            11.26%(2)
Scudder Kemper Investments (5) ............................................         452,670             6.17%(2)
Capital Growth Management Limited Partnership(6)...........................         405,000             5.52%(2)

------------------------
(1) Address: 417 Fifth Avenue, New York, New York 10016. The Philips Group (not a legal entity) is composed of certain directors and executive officers of the Company and their immediate families and related trusts. Share information is furnished in reliance on the Schedule 13G dated February 16, 1999 of The Philips Group filed with the SEC, which represents holdings as of December 31, 1998. This number represents shares for which The Philips Group has shared dispositive and voting power, and includes limited partnership Units redeemable for shares of Common Stock and vested options to purchase shares of Common Stock.

(2) The total number of shares outstanding used in calculating this percentage does not include 2,472,395 shares reserved for issuance upon redemption or conversion of outstanding units of limited partnership interest ("Units") in Philips International Realty L.P., a Delaware limited partnership (the "Operating Partnership") through which the Company conducts its real estate activities, or 852,550 shares reserved for issuance upon the exercise of stock options (the "Options") granted or reserved for possible grant to certain employees and directors of the Company, except in all cases where such Units are owned by the reporting person or group. Of the 2,472,395 shares reserved for issuance upon redemption of outstanding Units, 1,873,289 shares, or 19% of the total number of shares outstanding or reserved for issuance, are reserved for issuance upon redemption or conversion of outstanding Units that are owned by executive officers, directors, their immediate family members and related trusts. Of the 852,550 shares reserved for issuance upon the exercise of stock options, 510,000 shares, or 60% of the total number of shares reserved for issuance, are reserved for the exercise of options held by executive officers and directors. This information is as of March 1, 1999.

(3) Address: 180 North LaSalle Street, Suite 3600, Chicago, IL 60601. Heitman/PRA Securities Advisors LLC ("Heitman") takes the position that such shares are held for investment advisory clients and that Heitman disclaims beneficial ownership of those shares. Share information is furnished in reliance on Amendment No. 1 to Schedule 13G filed February 16, 1999 with the SEC, which represents holdings as of December 31, 1998. This number includes 867,772 shares for which Heitman has sole dispositive and voting power.

(4) Address: 11 Devonshire Square, London, England EC2M 4YR. Amvescap PLC takes the position, however, that the reporting persons filing Schedule 13G hold the shares of the Company on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities. The reporting persons expressly disclaim beneficial ownership of such shares. Share information is furnished in reliance on Schedule 13G filed February 10, 1999 with the SEC, which represents holdings as of December 31, 1998.

(5) Address: 345 Park Avenue, New York, New York 10154. Share information is furnished in reliance on Schedule 13G filed February 12, 1999 with the SEC, which represents holdings as of December 31, 1998.

(6) Address: One International Place, Boston, Massachusetts, 02110. Capital Growth Management Limited Partnership ("CGM") takes the position, however, that since such shares are held for investment advisory clients, they do not constitute a "group" under the applicable rules of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly, CGM is not required to file a Schedule 13G or

    Schedule 13D with respect to the Company's Common Stock. Share information is furnished in reliance on Schedule 13G filed February 8, 1999 with the SEC which represents holdings as of December 31, 1998.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Articles of Incorporation divides the Company's Board of Directors into three classes, with the members of each such class serving staggered three-year terms.

     The Board of Directors presently consists of seven members as follows:
Class I directors, Louis J. Petra and Elise Jaffe, whose terms expire in 1999 (and if re-elected at the Annual Meeting, in 2002); Class II directors, Sheila Levine and A.F. Petrocelli, whose terms expire in 2000; and Class III directors, Philip Pilevsky, Robert Grimes and Arnold S. Penner, whose terms expire in 2001.

     At the Annual Meeting, the shareholders will elect two directors to serve as Class I directors. The Class I directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2002 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board of Directors believes that nominees Louis J. Petra and Elise Jaffe will stand for election and will, if elected, serve as such Class I directors. However, in the event any nominee is unable or unwilling to serve as a Class I director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the Board of Directors may be reduced in number in accordance with the By-laws of the Company.

     The affirmative vote of a plurality of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of a director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     Louis J. Petra, director nominee, was appointed as a Director of the Company effective December 31, 1997. Mr. Petra is the Company's President and a member of its Board of Directors. Prior to joining the Company, he served as Chief Financial Officer, Vice President and Treasurer of Kimco Realty Corporation, a public REIT, from July 1984 through June 1997. Mr. Petra has extensive experience in the financial management, administration and control of public and private real estate companies, with particular knowledge of the shopping center industry and the REIT industry. Mr. Petra received a Bachelor of Science in Accounting from St. John's University and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

     Elise Jaffe, director nominee, was appointed as a Director of the Company effective December 31, 1997. Ms. Jaffe has served since 1994 as Senior Vice President of Real Estate for Dress Barn, Inc., a major women's apparel retailer owning approximately 725 stores within the United States. She has been with Dress Barn, Inc. for 16 years and serves on its Executive Committee. Ms. Jaffe is on the Advisory Board of the International Council of Shopping Centers/Value Retail News and is Vice President and the Treasurer of the Paul Taylor Dance Foundation. Ms. Jaffe graduated from Tufts University with a Bachelor of Arts in English and Psychology.

     Unless marked to the contrary, proxies received will be voted FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information as of March 31, 1999 for (i) the members of the present Board of Directors, (ii) the executive officers of the Company and (iii) the directors and executive officers of the Company as a group:

                                                                                                               PERCENTAGE
                                                                                                               OF SHARES
                                                                                                               OUTSTANDING
                                                                                                PERCENTAGE      (ON A
                                                                                                OF SHARES       FULLY-
                                                           FIRST       TERM      NUMBER OF      OUTSTANDING    DILUTED
NAME AND POSITION(1)                                AGE    ELECTED    EXPIRES    SHARES(2)       (%)(3)        BASIS) %(4)
-------------------------------------------------   ---    -------    -------    ---------      -----------    -----------
Philip Pilevsky, Chairman of the Board of
  Directors and Chief Executive Officer..........   52       1997       2001     1,964,986(7)       21.9           19.7

Louis J. Petra, President and Director...........   45       1997       1999        57,143(8)          *              *

Sheila Levine, Chief Operating Officer, Executive
  Vice President, Secretary and Director(5)......   41       1997       2000       231,684(9)        3.1            1.7

Brian J. Gallagher, Chief Financial Officer and
  Acquisitions Director..........................   42       1997        N/A        12,620(10)         *              *


Elise Jaffe, Director(6).........................   43       1997       1999         4,333(11)         *              *

Robert S. Grimes, Director(5)....................   54       1997       2001        16,133(12)         *              *

Arnold S. Penner, Director(5)....................   62       1997       2001        13,333(13)         *              *

A. F. Petrocelli(6)..............................   55       1997       2000        60,433(14)         *              *
                                                                                 ---------         -----          -----

All directors and executive officers as a group..   --         --         --     2,360,465          25.6           23.6
                                                                                 ---------         -----          -----
                                                                                 ---------         -----          -----

------------------
  * Beneficial Ownership of less than 1 percent is omitted.

 (1) Certain executive officers and directors of the Company beneficially own in the aggregate, approximately 17.7 percent of the partnership interests in the Operating Partnership, in which the Company has a 74.8 percent general partnership interest and the aggregate limited partners' interest is 25.2 percent. The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, limited partnership interests are redeemable into shares of Common Stock on a one-for-one basis; such Units will be redeemed, at the Company's option and in its sole discretion, either for shares of Common Stock on a one-for-one basis (subject to certain anti-dilution adjustments and exceptions) and/or cash (based on the fair market value of an equivalent number of shares of Common Stock at the time of redemption).

 (2) Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.

 (3) Assumes redemption of only the limited partnership interests in the Operating Partnership beneficially owned by such owner into shares of Common Stock and the exercise of vested options held only by such owner.

 (4) Assumes the redemption of all outstanding limited partnership interests in the Operating Partnership into shares of Common Stock and the exercise of all vested options.

 (5) Member of the Compensation Committee of the Board of Directors.

 (6) Member of the Audit Committee of the Board of Directors.

 (7) Includes 344,127 shares of Common Stock, 80,000 vested Options and 1,540,859 Units.

 (8) Includes 57,143 shares of Common Stock.

 (9) Includes 2,800 shares of Common Stock, 33,333 vested Options and 195,551 Units.

(10) Includes 4,287 Shares of Common Stock and 8,333 vested Options.

(11) Includes 1,000 shares of Common Stock and 3,333 vested Options.

(12) Includes 12,800 shares of Common Stock and 3,333 vested Options. (11,400 shares of Common Stock were purchased by SEJ Properties, L.P. of which Mr. Grimes is the President/Treasurer and a shareholder of the general partner, SEJ Properties, Inc. 1,400 shares of Common Stock were purchased by Mr. Grimes' spouse, Ellen Grimes.)

(13) Includes 10,000 shares of Common Stock and 3,333 vested Options.

(14) Includes 57,100 shares of Common Stock and 3,333 vested Options.

     Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1--Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

     Philip Pilevsky is Chairman of the Board, Chief Executive Officer and a Director of the Company, and has served as Chief Executive Officer and President of Philips International Holding Corp. since its formation in 1982.
Mr. Pilevsky has been involved in the real estate business for 26 years, including the development, leasing, management, operation, acquisition and disposition of commercial properties. Together with Ms. Levine, he founded the entities that now comprise Philips International Holding Corp. and its affiliates. Mr. Pilevsky is a nationally recognized member of the real estate community, providing the Company with strategic leadership and a broadly-based network of relationships. Outside the real estate industry he is renowned as an educator, author in the field of international relations and frequent commentator for Fox 5 and CNBC. Mr. Pilevsky received a Bachelor of Arts degree from C.W. Post College and a Masters Degree of Arts and a Masters Degree of Education from Columbia University. Mr. Pilevsky is the brother of Sheila Levine.

     Sheila Levine is Chief Operating Officer, Executive Vice President, Secretary and a Director of the Company, and has served as Chief Operating Officer and Executive Vice President of Philips International Holding Corp.
Ms. Levine oversees the daily operations of the Company including acquisitions, development, property management, finance and asset management, construction, leasing and marketing for each property in the Company's portfolio. Ms. Levine is also responsible for overseeing property development, which entails setting the management direction from pre-construction planning to the marketing and leasing strategies. She has been involved in the real estate business for 18 years and, together with Mr. Pilevsky, founded the entities that now comprise Philips International Holding Corp. and its affiliates. Ms. Levine received a Bachelor of Science in Business Administration from Hofstra University's School of Business. Ms. Levine is the sister of Mr. Pilevsky.

     Brian J. Gallagher is Chief Financial Officer, Acquisitions Director and Treasurer of the Company, and served from March 1989 until December 31, 1997 as the Director of Finance of Philips International Holding Corp. Mr. Gallagher is primarily responsible for capital deployment and capital management of the Company, including obtaining financing and structuring and negotiating acquisitions and joint ventures. Since joining the Philips Group, he has been responsible for transactions valued at over $1 billion. Prior to joining the Company, Mr. Gallagher held positions in commercial real estate finance with Credit Alliance Corporation and National Westminister Bank USA where he was responsible for project finance and major account relationships. He received a Bachelor of Science and a Master's Degree in City and Regional Planning from Ohio State University.

     Arnold S. Penner is a Director of the Company. For the past thirty years Mr. Penner has been active in the real estate market as a real estate broker and investor in a diverse portfolio of properties, including office buildings, retail properties and parking facilities. Mr. Penner is a Director of United Capital Corp. ("United Capital"), an American Stock Exchange-listed company specializing in the investment and management of real estate assets and the manufacturing and sale of antenna and transformer products to a global customer base. Mr. Penner also is involved with several philanthropic organizations devoted to children's education.

     A.F. Petrocelli is a Director of the Company. He has served as Chairman of the Board and Chief Executive Officer of United Capital since December 1987 and President since 1991. Mr. Petrocelli currently owns over 65% of United Capital and has been a Director of United Capital since 1981. Mr. Petrocelli also serves on the Board of Directors of Prime Hospitality Corp., a New York Stock Exchange-listed company, Nathan's Famous, Inc., Metex Corporation and Boyar Value Fund, Inc.

     Robert S. Grimes is a Director of the Company. He has served as President of RS Grimes Co., Inc., an investment company, since September 1987. Mr. Grimes has also been a Director and Executive Vice President of Autobytel.com Inc. since July 1996. From April 1981 to March 1987, Mr. Grimes was a partner with the investment firm of Cowen & Company. Mr. Grimes holds a Bachelor of Science from Wharton School of Commerce and Finance at the University of Pennsylvania and an L.L.B. from the University of Pennsylvania Law School.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock (or Units in the Operating Partnership) had direct or indirect interests in certain transactions of the Company or the Operating Partnership in the last fiscal year as follows:

     o Management Agreement. Pursuant to a Management Agreement, under the direction of the executive officers, Philips International Holding Corp. ("PIHC"), an affiliated entity, provides property management and leasing services for the Company's interests in 26 retail properties (each a "Property" and collectively the "Properties") including, among other things,
(i) operating, leasing and maintaining the Properties; (ii) the collection of rents; and (iii) overseeing the construction of improvements and additions to the Properties. PIHC receives a management fee from the Company equal to 3% of gross rental collections received from the Properties, leasing commissions (not to exceed local current market rates) and a construction supervisory fee (up to 10% of the cost of a project) with regard to tenant improvements and construction matters relating to the Properties. In addition, PIHC is reimbursed for out-of-pocket expenses.

     The Management Agreement has an initial term of three years, commencing December 31, 1997, subject to automatic one-year renewals. The Management Agreement may be terminated by the Company, at any time, (i) in whole or in part, upon thirty days' written notice, in the event that the Company elects to perform one or more of such management functions on an 'in-house' basis (with a commensurate reduction in fees), and (ii) in whole, immediately, upon the occurrence of certain other events, including upon the gross negligence or willful misconduct of PIHC, or if all or substantially all of the Properties are sold.

     This agreement enables the Company to utilize PIHC's infrastructure on a cost-effective basis. Going forward, the Company is committed to internalize property management functions as its portfolio grows. Based on the Company's current business plan, the Company expects to become a fully integrated, self-managed operation by May 2000. PIHC is owned and controlled by Mr. Pilevsky and Ms. Levine who have agreed not to receive any remuneration or consideration of any kind in connection with the Company's integration of property management services.

     The Company has granted options under the Stock Option Plan to certain senior employees of PIHC who are actively involved in the management of the Properties and whom the Company anticipates will join the Company upon integration of the property management services. Fees paid by the Company to PIHC pursuant to the Management Agreement totaled $1,440,553 during 1998.

     o Non-Competition Agreement. Mr. Pilevsky, Ms. Levine and PIHC have agreed pursuant to the Non-Competition Agreement to conduct all their future retail shopping center activities through the Company, except for their activities with respect to the Excluded Properties and retail properties under 10,000 square feet. The Non-Competition Agreement is in effect until such time as (i) neither Mr. Pilevsky nor Ms. Levine owns beneficially more than 15% of the outstanding shares of Common Stock (including interests redeemable therefor) and (ii) one year has lapsed since the Management Agreement has been terminated and neither Mr. Pilevsky nor Ms. Levine is a director or executive officer of the Company. In addition, in the event that at any time after December 31, 2002, Ms. Levine is neither a director or executive officer of the Company for at least one year, nor owns beneficially more than five percent of the outstanding shares of Common Stock (including interests redeemable therefor), then the Non-Competition Agreement will terminate as to Ms. Levine.

     o Formation Transactions. In connection with the formation transactions pursuant to which the Properties, or partnership or membership interests in the Properties were contributed to the Operating Partnership in exchange for Units (the "Formation Transactions"), 1,540,859 Units were issued to Mr. Pilevsky and 195,551

Units were issued to Ms. Levine. Certain of these Units were pledged by Mr. Pilevsky and Ms. Levine to Prudential Securities Corporation and Chase Manhattan Bank. The security interests in these Units were released upon the Company entering into a $100 million senior revolving credit facility with Prudential Securities Credit Corporation upon the consummation of the Company's initial public offering in May 1998 (the "Offering").

     o Excluded Properties. Mr. Pilevsky and Ms. Levine have economic interests in certain retail properties which were not transferred to the Company in the Formation Transactions (the "Excluded Properties"). The Excluded Properties were not included in the Company's portfolio either because of the inability to obtain necessary partnership and lender consents or because the asset profile was inconsistent with the Company's criteria. The Excluded Properties consist of 6 properties aggregating approximately .9 million square feet of gross leasable area ("GLA") located outside the Company's existing markets and 21 properties aggregating approximately 1.9 million square feet of GLA and two development sites located within the Company's existing markets (in each case excluding non-retail properties and retail properties with less than 10,000 leasable square feet). The Company believes that only two Excluded Properties, located in Uniondale and Massapequa, New York, are potentially competitive with two Properties (specifically, with Merrick Commons and Meadowbrook Commons, respectively). These properties were not included in the Company's portfolio because partnership consents could not be obtained. Twelve of the Excluded Properties are managed by PIHC.

     o Mr. Pilevsky, Ms. Levine and PIHC will conduct all their future retail shopping center activities in accordance with the Non-Competition Agreement. In addition, Mr. Pilevsky has granted the Company a right of first refusal on the sale or transfer by Mr. Pilevsky of his partnership interest in any of the Excluded Properties, except for a transfer of Mr. Pilevsky's interest to an existing partner of such property or a family member, or a sale of the entire property, in which case Mr. Pilevsky will use reasonable efforts to cause such property to be offered to the Company.

     o Other Matters. Jeffrey Levine, the husband of Ms. Levine, is a partner at the accounting firm of Chassin Levine Rosen & Company, LLP which firm has in the past provided accounting and consulting services with respect to the entities owning certain of the Properties and is likely to provide similar services to the Company and PIHC in the future. During the year ended December 31, 1998, the entities owning the Properties paid an aggregate of approximately $654,000 in fees to Chassin Levine Rosen & Company, LLP.

     Elise Jaffe, a Director of the Company, is also the Senior Executive Vice President of Real Estate for Dress Barn, Inc., a tenant of certain of the Properties and of certain of the Excluded Properties. During the year ended December 31, 1998, Dress Barn, Inc. paid an aggregate of approximately $478,000 in rent under leases for certain of the Properties.

     At the Offering, pursuant to the Petra Employment Agreement and the Gallagher Employment Agreement, the Company made a non-recourse loan to each of Messrs. Petra and Gallagher in the amounts of $1,000,000 and $50,000, respectively, the proceeds of which were simultaneously used by each of Messrs. Petra and Gallagher to purchase newly issued Common Stock at the public offering price. These loans will be forgiven in equal installments pursuant to the terms of the respective employment agreements.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that during 1998, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

MEETINGS OF COMMITTEES AND THE BOARD OF DIRECTORS

     During 1998, the Board of Directors met 5 times. No director attended fewer than 75 percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he served.

     The Board of Directors has two committees: the Audit Committee and the Compensation Committee. All members of these committees attended each of their respective meetings held during 1998. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to make recommendations for committee appointments or recommendations for nominees to the Board of Directors, the Board of Directors will consider recommendations from stockholders, which should be addressed to Sheila Levine, the Company's Secretary, at the Company's address set forth on the first page of this Proxy Statement.

     The Audit Committee consists of Mr. Petrocelli and Ms. Jaffe. The Audit Committee makes recommendations concerning the engagement of independent accountants, reviews with the independent accountants the scope and results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met once during 1998.

     The Compensation Committee consists of Ms. Levine, Mr. Penner and
Mr. Grimes. The Compensation Committee establishes remuneration levels for executive officers of the Company and implements incentive programs, including administration of the Company's Stock Option Plan. The Compensation Committee met once during 1998.

COMPENSATION OF DIRECTORS

     Directors' Fees. Each director who is not an executive officer of the Company is paid $10,000 per year, plus (i) $750 for attendance in person at each meeting of the full Board of Directors, (ii) $500 for attendance in person at each meeting of a committee thereof, if such meeting is held on a day other than the day of a full Board meeting, and (iii) $250 for each telephonic meeting participation. Each director who is not an executive officer of the Company has also received a grant of options to purchase 10,000 shares of Common Stock at $17.50 per share under the Stock Option Plan, which options vest in three equal installments on January 1, 1999, 2000 and 2001. Executive officers of the Company are not compensated for their services as directors. Each director will be reimbursed for expenses relating to attendance at meetings of the Board of Directors or any committee thereof. During 1998, Elise Jaffe, Robert S. Grimes, Arnold S. Penner, and A.F. Petrocelli received directors' fees in the amounts of $13,250, $13,250, $13,250 and $12,500, respectively.

     Stock Option Plan. Pursuant to the 1997 Stock Option and Long-Term Incentive Plan (the "Stock Option Plan"), each non-employee director was granted a non-qualified option to purchase 10,000 shares of Common Stock in connection with the director's initial appointment to the Board of Directors. These grants under the Stock Option Plan were made at an exercise price equal to the "fair market value" (as defined under the Stock Option Plan) at the time of the grant of the shares of Common Stock subject to such option. The Compensation Committee may make additional discretionary option grants to eligible directors, consistent with the terms of the Plan. In 1998, Philip Pilevsky was granted 240,000 options at an exercise price of $17.50 per share, and Louis J. Petra and Sheila Levine were granted 100,000 options at an exercise price of $17.50 per share. A.F. Petrocelli, Elise Jaffe, Robert Grimes and Arnold S. Penner were each granted 10,000 options at an exercise price of $17.50 per share.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of the Chief Executive Officer and the three other executive officers of the Company (collectively, the "Named Executive Officers") for the period July 16, 1997 (date of incorporation) through December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                        ---------------------
                                                                                          AWARDS     PAYOUTS
                                                       ANNUAL COMPENSATION(1)           -----------  --------
                                               ---------------------------------------  RESTRICTED   SECURITIES
                                                                    OTHER ANNUAL          STOCK      UNDERLYING        LTIP
NAME AND PRINCIPAL POSITION              YEAR  SALARY($)  BONUS($)  COMPENSATION($)(2)  AWARD(S)($)  OPTIONS/SAR'S(#)  PAYOUT
---------------------------------------  ----  --------   --------  ------------------  -----------  ---------------  --------
Philip Pilevsky,
  Chief Executive Officer..............  1998        (4)       0                0                    240,000(3)           0
                                         1997        (4)       0                0                          0              0
Louis J. Petra,
  President(2).........................  1998   175,000        0                0                    100,000(3)           0
                                         1997    57,211        0                0                          0              0
Sheila Levine,
  Chief Operating Officer, Executive
  Vice President and Secretary.........  1998   175,000        0                0                    100,000(3)           0
                                         1997        (5)       0                0                          0              0
Brian J. Gallagher,
  Chief Financial Officer,
  Acquisitions Director and
  Treasurer(2).........................  1998   150,000        0                0                    100,000(3)           0
                                         1997        (5)       0                0                          0              0


                                          ALL OTHER
NAME AND PRINCIPAL POSITION              COMPENSATION($)
---------------------------------------  ---------------
Philip Pilevsky,
  Chief Executive Officer..............            0
                                                   0
Louis J. Petra,
  President(2).........................            0
                                                   0
Sheila Levine,
  Chief Operating Officer, Executive
  Vice President and Secretary.........            0
                                                   0
Brian J. Gallagher,
  Chief Financial Officer,
  Acquisitions Director and
  Treasurer(2).........................            0
                                                   0

------------------
(1) The annual compensation portion of this table includes the dollar value of regular annual payments of base salary, bonus & any other annual compensation earned by each named executive officer during the year indicated.

(2) In connection with their respective employment agreements, the Company made non-recourse stock acquisition loans (the "Stock Acquisition Loans") to Louis J. Petra, and Brian J. Gallagher, in the amounts of $1,000,000, and $50,000, respectively, the proceeds of which were simultaneously used by each of Louis J. Petra and Brian J. Gallagher to purchase 57,143 and 2,857 shares of Common Stock, respectively, from the Company. The Stock Acquisition Loans are to be forgiven in installments under certain terms and conditions, including the continued employment of each such executive with the Company. Such employment agreements provide that the forgiveness of the Stock Acquisition Loans is to be accelerated upon a change in control or, in the case of Louis J. Petra, also upon termination of his employment by the Company other than for cause or Mr. Petra's termination of his employment for good reason.

(3) Represents an option to purchase shares of Common Stock at an exercise price of $17.50 per share.

(4) Philip Pilevsky, Chairman of the Board of Directors and Chief Executive Officer, did not receive compensation from the Company in consideration for services rendered in such capacities during calendar years 1998 and 1997.

(5) Sheila Levine and Brian J. Gallagher entered into employment agreements with the Company effective December 31, 1997. Accordingly, those executive officers did not receive compensation from the Company during calendar year 1997.

OPTION PLANS

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                          INDIVIDUAL GRANTS
                                              -----------------------------------------                POTENTIAL REALIZABLE VALUE
                                                              PERCENT OF                                 AT ASSUMED ANNUAL RATES
                                              NUMBER OF       TOTAL OPTIONS                                 OF STOCK PRICE
                                              SECURITIES      GRANTED TO                                APPRECIATION FOR OPTION
                                              UNDERLYING      EMPLOYEES IN    EXERCISE                           TERM
                                               OPTIONS         FISCAL         OR BASE     EXPIRATION   ---------------------------
NAME                                          GRANTED(#)(2)    1998(%)        ($/SH)(3)    DATE(4)       5%($)          10%($)
--------------------------------------------  -------------   -------------   ---------   ----------   ---------      ------------
Philip Pilevsky,
  Chief Executive Officer(5)................     240,000           36.7%        17.50      12/31/07    2,642,400       6,693,600

Louis J. Petra,
  President(6)..............................     100,000           15.3%        17.50      12/31/07    1,101,000       2,789,000

Sheila Levine,
  Chief Operating Officer, Executive Vice
  President and Secretary(7)................     100,000           15.3%        17.50      12/31/07    1,101,000       2,789,000

Brian J. Gallagher,
  Chief Financial Officer, Acquisitions
  Director and Treasurer(7).................      25,000            3.8%        17.50      12/31/07      275,250         697,250


------------------
(1) The Company has not, to date, granted any stock appreciation rights under the Stock Option Plan.

(2) The Company has established the Stock Option Plan for the purpose of attracting and retaining officers, directors and employees. Options granted under the Stock Option Plan are exercisable for shares of Common Stock.

(3) The exercise price of all options is equal to the public offering price of $17.50 per share. As of the Record Date, the closing stock price was $14.19 per share.

(4) Each option granted in 1998 has a ten-year term.

(5) Options will vest 33 1/3% on January 1 of each of 1999, 2000 and 2001.

(6) Options will vest 25% on December 31 of each of 1999, 2000, 2001 and 2002.

(7) Options will vest 33 1/3% on December 31 of each of 1998, 1999 and 2000.

                       AGGREGATED OPTION/SAR EXERCISES IN
             LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                                  SHARES                            OPTIONS/SARS AT FISCAL        THE-MONEY OPTIONS/SARS AT
                                 ACQUIRED          VALUE                  YEAR-END (#)                FISCAL YEAR-END ($)
                               ON EXERCISE       REALIZED        ----------------------------    ----------------------------
NAME                                (#)            ($)           EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------   -----------    ---------------    -----------    -------------    -----------    -------------
Philip Pilevsky.............        0                0              80,000         160,000            0               0
Louis J. Petra..............        0                0                   0         100,000            0               0
Sheila Levine...............        0                0              33,333          66,667            0               0
Brian J. Gallagher..........        0                0               8,333          16,667            0               0

EMPLOYMENT CONTRACTS; TERMINATION OF EMPLOYMENT

     Louis J. Petra Employment Agreement. Mr. Petra entered into an employment agreement with the Company (the "Petra Employment Agreement"), effective as of September 2, 1997, providing for a term of five years four months. Mr. Petra's initial base salary is $175,000, with an increase to $200,000 for the 2001 calendar year and $225,000 for the 2002 calendar year. Mr. Petra is also entitled to receive a portion of the Company's annual bonus pool to be determined in the discretion of the Board of Directors. On January 1, 1998, Mr. Petra received options to purchase 100,000 shares of Common Stock under the Stock Option Plan, with 25% of the options vesting on December 31 of each of 1999, 2000, 2001 and 2002. In addition, the Company loaned on a non-recourse basis to Mr. Petra $1,000,000 (the "Petra Loan"), the proceeds of which were used to simultaneously purchase newly issued Common Stock at $17.50 per share. The Petra Loan will be forgiven in two $500,000 installments on December 31, 2000 and December 31, 2002. Mr. Petra is entitled to receive dividends on the Common Stock purchased with the proceeds of the Petra Loan, net of interest which accrues on the outstanding balance of such loan at 6% per annum. Either party may terminate the Petra Employment Agreement on or after December 31, 2000, in which event Mr. Petra will receive his accrued but unpaid salary through his termination date, the balance of his options will fully vest, a pro rata portion (based upon the number of days Mr. Petra's employment was extended beyond December 31, 2000) of the $500,000 outstanding balance of the Petra Loan will be forgiven and the balance, if any, will be immediately payable. If the Company terminates Mr. Petra's employment other than for cause, or if Mr. Petra terminates his employment for good reason, in either case between June 1, 1998 and December 31, 2000, Mr. Petra will be entitled to continuation of his salary through December 31, 2000, a pro rata bonus payment and forgiveness of $500,000 of the Petra Loan and the balance, if any, will be immediately payable. In addition, all options and restricted share awards will vest and the non-competition provisions will no longer apply. If Mr. Petra is employed on the date of a change in control, the outstanding balance of the Petra Loan will be forgiven, all options and restricted share awards will vest and the non-competition provisions will no longer apply. If such a change in control occurs between June 1, 1998 and December 31, 2000 and Mr. Petra's employment is terminated by the Company or its successor on or after the date of the change in control, Mr. Petra will also be entitled to receive a pro rata bonus payment and continuation of his salary through December 31, 2000. Mr. Petra is subject to a non-compete agreement during his employment period and for a period of one year following termination of his employment by the Company for cause or by Mr. Petra without good reason.

     Sheila Levine Employment Agreement. Ms. Levine entered into an employment agreement with the Company (the "Levine Employment Agreement"), effective as of consummation of the Formation Transactions, providing for an initial term of three years, subject to automatic one-year extensions. Ms. Levine's annual base salary is $175,000, with annual increases in the discretion of the Board of Directors or Compensation Committee of the Board of Directors. Ms. Levine is also entitled to receive a minimum of 25% of the annual bonus pool, with the amount of the Company's annual bonus pool to be determined in the discretion of the Board of Directors. In addition, on January 1, 1998, the Company issued options which entitle Ms. Levine to acquire 100,000 shares of Common Stock under the Stock Option Plan, which options vest 33 1/3% on December 31 of each of 1998, 1999 and 2000. If the Company terminates Ms. Levine's employment other than for cause, if Ms. Levine terminates her employment for good reason or if there is a change in control, Ms. Levine will be entitled to her annual base salary and bonus through the end of the contractual employment period. In addition, in such event, all options and restricted share awards will vest.
Ms. Levine is subject to the Non-Competition Agreement.

     Brian J. Gallagher Employment Agreement. The Company entered into an employment agreement with Mr. Gallagher (the "Gallagher Employment Agreement"), effective as of consummation of the Formation Transactions, providing for, among other things: (i) a three year term and an initial base salary of $150,000; (ii) a minimum of 10% of the annual bonus pool, with the amount of the Company's annual bonus pool to be determined in the discretion of the Board of Directors; and (iii) the grant of options to acquire 25,000 shares of Common Stock under the Stock Option Plan, which options vest 33 1/3% on December 31 of each of 1998, 1999 and 2000. In addition, at the Offering, the Company loaned on a non-recourse basis to Mr. Gallagher $50,000 (the "Gallagher Loan"), the proceeds of which we used to simultaneously purchase newly issued Common Stock at the public offering price. The Gallagher Loan will be forgiven in three installments of $16,666 on January 1, 1999, January 1, 2000 and on December 31, 2000. In the event Mr. Gallagher or the Company terminates his employment during the employment term or there is a Change of Control (as defined in the Gallagher Employment Agreement), the balance of the Gallagher Loan shall be forgiven.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no interlocking relationships involving the Company's Board of Directors which require disclosure under the executive compensation rules of the Securities Exchange Commission.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     Executive Compensation Philosophy. The Compensation Committee will annually consider the appropriate combination of cash and option-based compensation and weigh the competitiveness of the Company's overall compensation arrangements in relation to comparable real estate investment trusts. From time to time, the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability.

     The Compensation Committee believes that a fundamental goal of the Company's executive compensation program should be to provide incentives to create value for the Company's stockholders.

     Base Salaries. The base compensation levels for the Company's executive officers in 1998 were set to compensate the executive officers for the functions they perform as well as to be consideration for certain non-competition provisions in the agreements. While no specific formula was used to determine base compensation levels for the Company's executive officers, the Company believes that the base salaries are generally in line with those of other publicly held real estate investment trusts the Company has reviewed, some of which entities are included in the NAREIT Equity REIT Index. Base salaries will be reviewed annually and may be increased by the Compensation Committee in accordance with certain criteria determined primarily on the basis of growth of revenues and funds from operations per share of Common Stock and on the basis of certain other factors, which include (i) individual performance, (ii) the functions performed by the executive officer, and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors by the Compensation Committee may vary from individual to individual.

     Annual Bonus Compensation. The Company's intention to award annual cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive Company and personal objectives. Actual awards will be based primarily on actual Company performance.

     Stock Option Plan. Awards are granted under the Stock Option Plan based on a number of factors, including (i) the executive officer's or key employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group, and (v) individual contribution to the success of the Company's financial performance. However, the Stock Option Plan does not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the Compensation Committee's evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question. In conjunction with the Offering, the following options were issued during 1998 to employees at the exercise price of $17.50: Philip Pilevsky (240,000), Louis J. Petra (100,000), Sheila Levine (100,000), Brian J. Gallagher (25,000) and Andrew Aberham (5,000).

     The Company's Stock Option Plan relates closely to traditional forms of equity-oriented compensation in the commercial real estate industry. The purpose of the option grants is to aid the Company in attracting and retaining quality employees, all advancing the interest of the Company's stockholders, by offering employees an incentive to maximize their efforts to promote the Company's economic performance. In addition, to assist the Company in retaining employees and encouraging them to seek long-term appreciation in the value of the Company's stock, options generally are not exercisable immediately upon grant, but instead vest over a period of years. Accordingly, an employee must remain with the company for a period of years to enjoy the full economic benefit of an option.

     401(k) Savings Plan. Effective upon consummation of the Formation Transactions, the Company established a 401(k) Savings and Retirement Plan (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliates.

     The 401(k) Plan permits eligible employees of the Company (and any designated affiliate) to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately fully vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently does not intend to make matching contributions to the 401(k) Plan; however, it reserves the right to make matching contributions and/or discretionary profit sharing contributions in the future.

     The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or by the Company to the 401(k) Plan, and income earned thereon, will not be taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

     Chief Executive Officer Compensation. Philip Pilevsky, Chairman of the Board of Directors and Chief Executive Officer of the Company, does not currently receive any renumeration for services performed in such capacities. Mr. Pilevsky is, however, a substantial shareholder of the Company and Unit holder of the Operating Partnership and receives dividends and distributions in respect of these equity interests as may be declared from time to time by the Board generally with regard to all shares of Common Stock and Units then outstanding. In addition, Mr. Pilevsky received options to purchase 240,000 shares of Common Stock at an exercise price of $17.50 per share under the Stock Option Plan during 1998. The Board of Directors deemed such option grant appropriate in light of Mr. Pilvesky's expected substantial contribution to the Company's growth and success in the future.


                                          Compensation Committee of the
                                          Board of Directors

                                          SHEILA LEVINE
                                          ARNOLD S. PENNER
                                          ROBERT S. GRIMES

PERFORMANCE GRAPH

     Trading of the Company's Common Stock commenced on May 8, 1998, on a when issued basis. The following graph compares total stockholder returns from May 8, 1998 through December 31, 1998 to the Standard & Poor's 500 Stock Index ("S&P 500") and to the National Association of Real Estate Investment Trusts, Inc.'s Equity REIT (excluding Health Care REITs) Total Return Index ("NAREIT"). The graph assumes that the value of the investment in the Company's Common Stock and in the S&P 500 and NAREIT indices was $100 at May 8, 1998 and that all dividends have been reinvested. The Common Stock price on May 8, 1998 (on which the graph is based) and the initial public offering price of the Common Stock was $17.50.

     The stockholder return shown on the following graph is not necessarily indicative of future performance. The Company does not believe that the graph is particularly meaningful in that it covers a short period of time.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                      PHILIPS INTERNATIONAL REALTY CORP.,
               THE S&P 500 INDEX AND THE NAREIT EQUITY REIT INDEX

                             [GRAPH APPEARS HERE]

                                   PHILIPS
                                INTERNATIONAL
             NAREIT   S&P 500   REALTY CORP.,
   8-May-98      100       100        100
30-Jun-98      98       103         93
30-Sep-98      88        92         88
31-Dec-98      86       112         90

                                 PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP served as the Company's independent accountants for the year ended December 31, 1998 and has been appointed by the Board of Directors to continue as the Company's independent accountants for the year ending
December 31, 1999. In the event that ratification of this appointment of auditors is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of independent accountants will be reconsidered by the Board of Directors. A representative of Ernst & Young LLP is expected to be present at the annual meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

     Unless marked to the contrary, proxies received will be voted FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

                             SHAREHOLDER PROPOSALS

     To be considered for presentation at the annual meeting of the Company's shareholders to be held in 2000, a shareholder proposal must be received by Sheila Levine, Secretary, Philips International Realty Corp., 417 Fifth Avenue, New York, New York 10016, no later than January 21, 2000.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is property brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof and in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,


                                                  /s/ SHEILA LEVINE
                                                  --------------------------
                                                  Sheila Levine
                                                  Secretary

Date: April 20, 1999
New York, New York